Exhibit 4.31

Supplemental Agreement to the Business Loan Agreement

Ctrip.com (Hong Kong) Limited (“Party A”), Qi Ji (“Party B”) and Tao Yang (“Party C”) hereby enter into this Supplemental Agreement.

Whereas

Whereas, Party A and Party B entered into a Loan Agreement (the “Agreement”) on April 12, 2004,

Whereas, the three Parties hereto wish to further amend the terms of the Agreement;

Therefore, upon consensus, the three Parties hereto enter into the following:

1	One of the Parties to the Agreement is changed from Qi Ji to Tao Yang.

2	The rights and obligations of Qi Ji under the Agreement will be succeeded by Tao Yang, and the debts owed by Qi Ji toward Party A will be undertaken by Tao Yang. Meanwhile, the 8.33% equity interest held by Qi Ji in Shanghai Huacheng Southwest Travel Agency Co., Ltd. will also be succeeded by Tao Yang.

3	Except for the amendments made hereinabove, all the remaining terms of the Agreement shall remain unchanged and continue to be legally binding.

In witness whereof, this Supplemental Agreement has been executed by the Parties on May 15, 2008.

Party A: Ctrip.com (Hong Kong) Limited (seal)

Authorized Signature(s): /s/ Jane Jie Sun

Party B: Qi Ji	Party C: Tao Yang

Signature: /s/ Qi Ji	Signature: /s/ Tao Yang

Schedule A

The following schedule sets forth all other currently effective supplement agreements to business loan agreements the registrant entered with each of its affiliated Chinese entities and the material differences between such other supplemental agreements and this exhibit.

	Version	Executing Parties	Summary	Differences compared with the Form Agreement
Supplemental Agreement to the Business Loan Agreement	Form Agreement	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Jun Luo	Execution Date: October 12, 2011	No differences in format. The subject and purpose of the Supplemental Agreements vary, such as change of parties of the Loan Agreement, terminating the original Loan Agreement, etc.
		Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Jun Luo	Execution Date: October 12, 2011
		Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Jun Luo	Execution Date: October 12, 2011
		Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Jun Luo	Execution Date: October 12, 2011
		Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Lei Chen	Execution Date: September, 2011
		Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Maohua Sun	Execution Date: September, 2011
		Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Maohua Sun	Execution Date: September, 2011

Version	Executing Parties	Summary	Differences compared with the Form Agreement

	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Xiaopan Wang	Execution Date: September, 2011

	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan	Execution Date: April 24, 2006

	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan	Execution Date: May 11, 2006

	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Jianmin Zhu	Execution Date: April 24, 2006

	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Jianmin Zhu	Execution Date: May 11, 2006

	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan	Execution Date: October 11, 2006

	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan	Execution Date: March 1, 2004

	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan	Execution Date: January 15, 2004

Differences	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan Party C: Ctrip Computer Technology (Shanghai) Co., Ltd	Execution Date: May 26, 2006	Assignment of master Loan Agreement by Party A to Party C; and Party C extended additional loan amount to Party B in order to increase its capital investment in the relevant affiliated Chinese entity as a nominee shareholder.

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